                                                                               .
                                                                               .
                                                                               .

                     First American Investment Funds, Inc.
                   Exhibit A to Investment Advisory Agreement
                          Effective September 16, 2009

                                                                Annual Advisory Fee as
                                                                    a Percentage of
Portfolio                                   Effective Date     Average Daily Net Assets
---------                                 ------------------   ------------------------
Large Cap Value Fund (1)                    April 2, 1991                0.65%
Mid Cap Value Fund                          April 2, 1991                0.70%
Core Bond Fund                              April 2, 1991                0.50%
Intermediate Tax Free Fund                  April 2, 1991                0.50%
Intermediate Term Bond Fund               September 15, 1992             0.50%
Equity Index Fund                         September 15, 1992             0.25%
Short Term Bond Fund                      September 15, 1992             0.50%
Minnesota Intermediate Tax Free Fund      December 31, 1993              0.50%
Mid Cap Select Fund                       December 31, 1993              0.70%
International Fund                        December 31, 1993              1.00%
Equity Income Fund (1)                     January 31, 1994              0.65%
Real Estate Securities Fund                 June 12, 1995                0.70%
Oregon Intermediate Tax Free Fund           August 5, 1997               0.50%
Small Cap Value Fund                      November 21, 1997              0.70%
Tax Free Fund                               July 24, 1998                0.50%
Minnesota Tax Free Fund                     July 24, 1998                0.50%
California Tax Free Fund                   February 1, 2000              0.50%
Arizona Tax Free Fund                      February 1, 2000              0.50%
Colorado Tax Free Fund                     February 1, 2000              0.50%
Total Return Bond Fund                     February 1, 2000              0.60%
Nebraska Tax Free Fund                    February 28, 2001              0.50%
High Income Bond Fund                     February 28, 2001              0.70%
Large Cap Growth Opportunities Fund (1)      May 2, 2001                 0.65%
Mid Cap Growth Opportunities Fund            May 2, 2001                 0.70%
Small Cap Growth Opportunities Fund          May 2, 2001                 1.00%
Small Cap Select Fund                        May 2, 2001                 0.70%
Mid Cap Index Fund                           May 2, 2001                 0.25%
Small Cap Index Fund                         May 2, 2001                 0.40%
U.S. Government Mortgage Fund                May 2, 2001                 0.50%
Missouri Tax Free Fund                       May 2, 2001                 0.50%
Ohio Tax Free Fund                          April 30, 2002               0.50%
Short Tax Free Fund                        October 25, 2002              0.50%
Intermediate Government Bond Fund          October 25, 2002              0.50%
Large Cap Select Fund (1)                  December 4, 2002              0.65%
Inflation Protected Securities Fund        October 1, 2004               0.50%
International Select Fund                 December 20, 2006              1.00%
Quantitative Large Cap Core Fund            June 20, 2007                0.30%
Quantitative Large Cap Growth Fund          June 20, 2007                0.30%
Quantitative Large Cap Value Fund           June 20, 2007                0.30%
Global Infrastructure Fund                 December 5, 2007              0.90%
Tactical Market Opportunities Fund        September 16, 2009             0.75%

(1) The Adviser has agreed to a breakpoint schedule with each of Large Cap Growth Opportunities Fund, Large Cap Select Fund, Large Cap Value Fund, and Equity Income Fund. The advisory fee paid separately by each of these funds will be based on an annual rate of 0.65% for the first $3 billion of each fund's average daily net assets; 0.625% for average daily net assets in excess of $3 billion up to $5 billion; and 0.60% for average daily net assets in excess of $5 billion.